Exhibit 99.2

February 24, 2023

MED EIBY Holding Co., Limited

8th Floor, Yifang Building, No. 315 Shuangming Avenue,

Dongzhou Community, Guangming Street, Guangming District,

Shenzhen, Guangdong, People’s Republic of China, 518107

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen,

We understand that MED EIBY Holding Co., Limited (the “Company”) intends to file a draft registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Market Study of Global Ultrasonic Vascular Doppler Detector, Fetal Monitor, Fetal Doppler, Blood and Infusion Warmer, Infrared Mammography, Intelligent Disinfection Vehicle Industry” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Charles Lau
Name: Charles Lau
Title: Consulting Director